UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	February 1, 2010

WORTHINGTON INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Ohio	1-8399	31-1189815
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Old Wilson Bridge Road, Columbus, Ohio	43085
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(614) 438-3210

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01           Other Events

On February 1, 2010, Worthington Industries, Inc. (“Worthington Industries”) announced that on that date, its Steel Processing business segment acquired the steel processing assets of Gibraltar Industries, Inc. for $34 million in cash, minus an estimated adjustment in respect of working capital, which resulted in a net closing payment of $30.1 million.  The acquisition will expand the capabilities of The Worthington Steel Company’s cold rolled strip business and its ability to service the needs of new and existing customers.  The acquisition is expected to be accretive in Worthington Industries’ fiscal year.  The acquired assets will be included in the Steel Processing business operating segment as reported in Worthington Industries’ consolidated financial statements.  The February 1, 2010 news release is included as Exhibit 99.1 to this Current Report on Form 8-K/A.

Item 9.01           Financial Statements and Exhibits.

(a) – (c)              Not applicable.

(d)                       Exhibits:

                            99.1 News Release issued by Worthington Industries, Inc. on February 1, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORTHINGTON INDUSTRIES, INC.

Date:	February 1, 2010	By:	/s/ Dale T. Brinkman
Dale T. Brinkman, Vice President-Administration,
General Counsel and Secretary